Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

August 1, 2024

Clipper Realty Inc.

4611 12th Avenue, Suite 1L

Brooklyn, New York 11219

Re:         Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as Maryland counsel to Clipper Realty Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of the offering and issuance of up to (collectively, the “Shares”) (i) 2,500,000 additional shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that the Company may issue pursuant to the Omnibus Plan (as defined below), as amended by the Third Amendment thereto, and (ii) 500,000 additional shares of Common Stock that the Company may issue pursuant to the Director Plan (as defined below), as amended by the Third Amendment thereto, in each case covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statement;

2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.    The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

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5.    The Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, in the form filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-11, filed confidentially with the Commission on Form DRS/A on December 23, 2015 (Commission File No. 377-01190), as amended by the First Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, in the form attached as Appendix A to the Company’s Proxy Statement, dated April 29, 2020 (Commission File No. 001-38010), filed with the Commission on April 29, 2020, the Second Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, in the form attached as Appendix A to the Company’s Proxy Statement, dated May 2, 2022 (Commission File No. 001-38010), filed with the Commission on May 2, 2022 and the Third Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, in the form attached as Appendix A to the Company’s Proxy Statement, dated April 29, 2024 (Commission File No. 001-38010), filed with the Commission on April 29, 2024 (as so amended, the “Omnibus Plan”);

6.    The Clipper Realty Inc. 2015 Non-Employee Director Plan, in the form filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-11, filed confidentially with the Commission on Form DRS/A on December 23, 2015 (Commission File No. 377-01190), as amended by the First Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan, in the form attached as Appendix B to the Company’s Proxy Statement, dated April 29, 2020 (Commission File No. 001-38010), filed with the Commission on April 29, 2020, the Second Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan, in the form attached as Appendix B to the Company’s Proxy Statement, dated May 2, 2022 (Commission File No. 001-38010), filed with the Commission on May 2, 2022 and the Third Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan, in the form attached as Appendix B to the Company’s Proxy Statement, dated April 29, 2024 (Commission File No. 001-38010), filed with the Commission on April 29, 2024 (the “Director Plan” and each of Director Plan and the Omnibus Plan, a “Plan”);

7.    Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to the registration and issuance of the Shares, certified as of the date hereof by an officer of the Company;

8.    The Report of the Inspector of Election for the 2024 Annual Meeting of Stockholders of the Company convened on June 18, 2024, with respect to the proposal to approve the Third Amendment to the Director Plan and the proposal to approve the Third Amendment to the Omnibus Plan, certified as of the date hereof by an officer of the Company;

9.    A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

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In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.    None of the Shares will be issued in violation of any restriction or limitation contained in the Charter. Upon any issuance of Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.    Each award that provides for the potential issuance of a Share pursuant to a Plan (each, an “Award”) will be duly authorized and validly granted in accordance with the applicable Plan, and any Share issued pursuant to any such Award will be issued in accordance with the terms of such Plan and such Award, including any agreement entered into in connection therewith.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

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2.    The issuance of the Shares has been duly authorized and, when and if issued and delivered by the Company pursuant to the Registration Statement, the Resolutions and the applicable Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Venable LLP